CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to  the  incorporation  by  reference  in  the  Prospectuses  and  Statement  of Additional  Information  constituting  parts  of  this  Post-Effective  Amendment  No.  4  to  the registration  statement  on  Form  N-1A  (the  “Registration  Statement”)  of  our  report  dated December 18, 2013,  relating  to  the  financial  statements  and  financial  highlights  appearing  in  the October 31, 2013  Annual  Report  to  Shareholders  of  Vanguard  Total International Bond Index Fund (comprising Vanguard Charlotte Funds), which  report  is also  incorporated  by  reference  into  the  Registration  Statement.  We  also  consent  to  the  references  to us  under  the  heading  “Financial  Highlights”  in  the  Prospectuses  and  under  the  headings  “Financial Statements”  and  “Service  Providers—Independent Registered  Public  Accounting  Firm”  in  the Statement  of  Additional  Information.

/s/  PricewaterhouseCoopers  LLP Philadelphia,  PA

February 25, 2014